STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made this December 5, 2017 (“Agreement Date”), by and among MINDS + MACHINES GROUP LTD., a corporation organized under the laws of the British Virgin Islands (the “Purchaser”) and DIGITALTOWN, INC., a Minnesota corporation (the “Company” or the “Seller”).  The Purchaser and the Seller shall individually be referred to as a “Party” and collectively as the “Parties”.

WITNESSETH

WHEREAS, the Purchaser wishes to purchase up to US$2,000,000 of common stock (“Common Stock”) of the Seller, par value US$0.001 per share (the “Shares”), whose shares of Common Stock are quoted on the OTC Markets under the symbol DTGW; and

WHEREAS, the Purchaser wishes to purchase from the Seller, and the Seller wishes to sell to the Purchaser, the Shares pursuant to the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

SALE AND PURCHASE OF SHARES

1.1

Sale and Purchase of Shares.

(a)

The Seller hereby agrees to sell to the Purchaser the Shares, and the Purchaser hereby agrees to purchase such Shares, subject to the terms and conditions of this Agreement. The purchase price for that portion of the Shares to be paid for and issued in each Closing (as defined below) will be equal to the thirty (30) day volume weighted average price of the Common Stock as traded on the Pink Sheets calculated from the last trading day prior to each Closing date multiplied by the number of shares set forth below for each Closing (number of Shares at a Closing x 30 day VWAP of DTGW).

(b)

The Purchase Price will be paid as follows: i) five hundred thousand dollars (US$500,000) for the First Closing (as defined below) on December 6, 2017, ii) five hundred thousand dollars (US$500,000) for the Second Closing (as defined below) on March 1, 2018; iii) five hundred thousand dollars (US$500,000) for the Third Closing on June 1, 2017; and iv) five hundred thousand dollars (US$500,000) for the Fourth Closing on September, 2018.

(c)

The purchase price per share for that portion of the Shares to be paid for and issued in each Closing (as defined below) will be equal to five hundred thousand dollars (US$500,000) divided by the 30 (thirty) day volume weighted average closing price of the Common Stock as traded on the OTCMarkets calculated from the last trading day prior to each Closing date  (US$500,000 ÷ 30 day VWAP of DTGW, the “VWAP Calculation”). Each of the First Closing, Second Closing, Third Closing and Fourth Closing, is a “Closing” and collectively the “Closings”.  By way of example, if at the date of Closing the VWAP Calculation is $.25, the number of shares to be issued to the Purchaser will be two million (2,000,000)

(d)

Except to any written commitments by the Seller prior to the date of this Agreement but which may be effectuated in the future, if in the ninety (90) days prior to a Closing (“Look-Back Period), as defined in Section 1.1(b) above, the Seller sell shares of its common stock for a price per share that is less than the price per share as determined by Section 1.1(c) above, the Seller shall issue additional shares to the Purchaser, so that the price per share of the shares issued to the Purchaser within the Look-Back Period equals the lowest price per share issued by the Seller during the Look-Back Period.  This provision only affects shares issued during the Look-Back Period.

(e)

Notwithstanding the foregoing, if the number of Shares to be issued pursuant to Section 1.1(c) above shall result in the Purchaser owning more than twenty percent (20%) of the issued and outstanding shares of common stock of the Seller, the Purchaser shall not be required to make the full payment.  The Purchaser shall only be required to make a payment equal to an amount that will result in Purchaser owning nineteen and nine/tenths percent (19.9%) of the issued and outstanding shares of common stock of the Seller, after such issuance.

(f)

Notwithstanding the foregoing, in the event that Seller will be sold, merged or otherwise acquired, or intends to sell all or substantially all of its assets prior to all Closings having taken place, in such event, Seller shall provide Purchaser with not less than 30 (thirty) days prior written notice of such event, and Purchaser shall have the right to purchase any unpurchased Shares prior to such event.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants as follows:

2.1

Authorization to Convey the Shares.  The Seller has full power and authority to sell and issue the Shares to the Purchaser and otherwise consummate the transactions contemplated by this Agreement and receive payment for the Shares as contemplated by this Agreement. The Purchaser shall acquire good and marketable title to the Shares, free and clear of all liens. No authorization, approval or consent of any third party is required for the lawful execution, delivery and performance of this Agreement by the Seller.

2.2

Noncontravention.  This Agreement constitutes a valid and legally binding obligation of the Seller, enforceable against it in accordance with its terms.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby in the manner herein provided, will constitute a violation of or default under, or conflict with, any judgment, decree, statute or regulation or any governmental authority applicable to the Seller or any contract, commitment, agreement or restriction of any kind to which any Seller is a party or by which its assets are bound.  The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, violate

DIGITALTOWN – MINES + MACHINE GROUP STOCK PURCHASE AGREEMENT - 2

applicable law, or any mortgage, lien, agreement, indenture, lease or understanding (whether oral or written) of any kind outstanding relative to the Seller.

2.3

Approval of Agreement. This Agreement is the legal, valid, and binding obligation of the Seller enforceable in accordance with its terms.

2.4

Governmental Authorizations.  Other than a filing of a Form D with the Securities and Exchange Commission after Closing, the Seller is not required to obtain authorization, approval, consent, or order of, or make a registration or filing, with, any court or other governmental body in connection with the execution and delivery by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby.

2.5

No Misrepresentations.  None of the information contained in the representations and warranties of the Seller set forth in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

2.6

Statement Disclosures.  That the statements of the Company contained in its filings with the Securities and Exchange Commission and/or the OTC Markets are true and accurate, and that there are no claims, creditors, liens or encumbrances of any kind, nature or description that are not set forth in the financial and other statements filed.

2.7.

Other Disclosures. That any oral or written communications of the Company with the Purchaser are true and accurate, and do not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

2.8

Going Concern.  The Board of Directors of Company have taken action to insure the the Seller is a going concern prior to the purchase of any Shares hereunder.

The Seller and Rob Monster represent and warrant as follows:

2.9

Tag Along Rights. If Rob Monster or any related party (the “Selling Party”) proposes to sell, to a third-party purchaser in one transaction or in a series of related transactions (a “Tag Along Sale”) more than 10% of the Selling Party’s equity interest in the Seller than the Purchaser shall have the right (the “Tag Along Right”) to participate in such Tag Along Sale on the same terms as the Selling Party. Selling Party shall provide Purchaser, in writing, with any and all material information concerning the Tag Along Sale, and the Tag Along Party shall have 30 (thirty) days from its receipt of such information to inform the Selling Party if it wished to participate in such Tag Along Sale.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1

Restricted Stock.  The Purchaser understands that the Shares are restricted stock, which have not been registered with the Securities and Exchange Commission, any state securities agency or any foreign securities agency, and further, the issuance of Common Stock

DIGITALTOWN – MINES + MACHINE GROUP STOCK PURCHASE AGREEMENT - 3

has not been approved or disapproved by the Securities and Exchange Commission, any state securities agency or any foreign securities agency.  It is further understood and agreed that the Shares subscribed for hereunder may not be offered, sold, transferred, pledged or hypothecated to any persons in the absence of registration under the Securities Act of 1933 and applicable state securities laws, or an opinion of counsel satisfactory to the Company, which opinion shall not be unreasonably withheld, that such registration is not required. It is further understood that a legend will be placed on any certificate issued which contains the restrictions set forth herein

3.2

No. Distribution.  The Purchaser is acquiring the Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for resale, distribution or fractionalization thereof in whole or in part, and no other person has a direct or indirect beneficial interest in the amount of restricted Shares the Purchaser is acquiring herein. Further, the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the restricted Shares the Purchaser is acquiring.

3.3

Suitability. Purchaser understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of its entire investment, and confirms that the Shares would be suitable and consistent with its investment purposes, and the Purchaser can bear the risks of this investment. The Purchaser has had the opportunity to review the filings of the Seller with the U.S. Securities and Exchange Commission, and has made all necessary inquiries of management of the Seller with regards to such filings.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

The obligations of the Purchaser under this Agreement are subject to the satisfaction or waiver by the Purchaser of the following conditions precedent on or before the Agreement Date unless otherwise specified:

4.1

Warranties True as of each Closing; No Material Adverse Effect. The representations and warranties of the Seller contained herein shall have been accurate, true and correct on and as of the Agreement Date and on and as of a Closing, and Seller has affirmed, in writing: the representations and warranties set forth herein prior to said Closing, and that no Material Adverse Effect has occurred.

4.2

Compliance with Agreements and Covenants.  The Seller shall have performed and complied with all of its respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Agreement Date.

4.3

Consents and Approvals.  The Purchaser shall have received written evidence satisfactory to the Purchaser that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained.

DIGITALTOWN – MINES + MACHINE GROUP STOCK PURCHASE AGREEMENT - 4

4.4

Actions or Proceedings.  No action or proceeding by any governmental authority or other person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

4.5

Change of Control of Purchaser.  The obligations of the Purchaser pursuant to Section 1.1 above shall be terminated upon a change of control of the Purchaser.  A change of control is defined as: a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of more than fifty percent (50%) of the then-outstanding shares of common stock of the Purchaser; b) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding company common stock immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the outstanding shares of common stock of the acquiring entity; or c) the approval by stockholders of a complete liquidation or dissolution of the Purchaser.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

The obligations of the Seller under this Agreement are subject to the satisfaction or waiver by the Seller of the following conditions precedent on or before the Closing Date:

5.1

Warranties True as of the Agreement Date.  The representations and warranties of the Purchaser contained herein shall have been accurate, true and correct on and as of the Agreement Date; and

5.2

Compliance with Agreements and Covenants. The Purchaser shall have performed and complied with all of its respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Agreement Date; and

5.3

Consents and Approvals.  The Seller shall have received written evidence satisfactory to the Seller that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made; and

5.4

Actions or Proceedings.  No action or proceeding by any governmental authority or other person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby; and

5.5

The Agreement has not been Terminated (as set forth below).

DIGITALTOWN – MINES + MACHINE GROUP STOCK PURCHASE AGREEMENT - 5

 ARTICLE VI

TERMINATION

6.1

Termination.  This Agreement may be terminated at any time on or prior to a Closing:

(a)

By the mutual consent of the Seller and the Purchaser;

(b)

By either party by giving written notice to the other party ten (10) days before a Closing, beginning with the Second Closing

(c)

By the Purchaser:

(i)

if there shall have been a breach of any covenant, representation or warranty or other agreement of the Seller hereunder, and such breach shall not have been remedied within ten (10) business days after receipt by the Seller of a notice in writing from the Purchaser specifying the breach and requesting such be remedied; or

(ii)

if Rob Monster ceases, for any reason, to be the Chief Executive Officer and/or a director of Seller; or

(iii)

there has been any materially adverse change in or effect on the financial condition, business, operations, assets, properties, personnel or results of operations of the Seller and its subsidiaries, taken as a whole (“Materially Adverse Effect”), except, in each case, for any such effect resulting from or arising out of (A) general economic, industry, political and similar conditions, or (B) changes or developments in financial or securities markets in general; or

(iv)

Prior to the Second Closing, Seller has not received, or entered into  a written firm commitment for an additional US$1,000,000 (One Million US Dollars) in investment capital through the sale of its Common Stock.  The terms of such firm commitment shall include, inter alia, that closing occur within four (4) weeks of said commitment.

(d)

By the Seller, if there shall have been a breach of any covenant, representation or warranty or other agreement of the Purchaser hereunder, and such breach shall not have been remedied within ten (10) business days after receipt by the Purchaser of notice in writing from the Seller specifying the breach and requesting such be remedied.

6.2

Effect of Termination.  If this Agreement is terminated pursuant to Section 6.1, all obligations of the Parties hereunder shall terminate, except for the obligations set forth in Articles   7.6, 7.9, 7.10, 7.11, 7.12 and 7.13, which shall survive the termination of this Agreement.

DIGITALTOWN – MINES + MACHINE GROUP STOCK PURCHASE AGREEMENT - 6

ARTICLE VII

MISCELLANEOUS

7.1

Expenses.  The Seller shall pay all expenses of the Company (including attorneys’ fees and expenses), and the Purchaser shall pay all expenses of the Purchaser (including attorneys’ fees and expenses), in each case incurred in connection with this Agreement and the transactions contemplated hereby.

7.2

Amendment.  This Agreement may be amended, modified or supplemented but only in writing signed by each of the Parties hereto.

7.3

Notices.  Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by electronic mail, read receipt encoded, or mail, registered or certified, postage prepaid with return receipt requested and shall be addressed to the parties at the addresses provided by the other, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of two (2) business days after mailing.  Electronic notices shall be deemed communicated the earlier of the date the sender received acceptance of a read receipt, or two days after sending the electronic notice.

7.4

Waivers.

(a)

The failure of a Party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.

(b)

No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

7.5

Counterparts.  This Agreement may be executed in one or more counterparts, and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.  Execution may be by electronic or actual signature.

7.6

Interpretation.

(a)

The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.

(b)

The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation”, respectively.

DIGITALTOWN – MINES + MACHINE GROUP STOCK PURCHASE AGREEMENT - 7

(c)

Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto.

(d)

No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein.

(e)

A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

7.7

Assignment.

(a)

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective estates, heirs, legal representatives, successors and assigns.

(b)

No assignment of any rights or obligations hereunder may be made by the Purchaser or by the Company without the prior written consent of the other party; provided, notwithstanding the foregoing, Purchaser may assign this Agreement in the event of a sale, merger or other acquisition of Purchaser or the sale of all or substantially all of its assets, so long as the assignee accepts the terms of this agreement in writing.

7.8

No Third-Party Beneficiaries.   This Agreement is solely for the benefit of the Parties hereto and, to the extent provided herein, their respective estates, heirs, successors, affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

7.9

Publicity.  Prior to the Agreement Date, except as required by law or the rules of any stock exchange, no public announcement or other publicity regarding the transactions referred to herein shall be made by the Purchaser, the Seller or any of their respective affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of each of the Purchaser and the Seller, in any case, as to form, content, timing and manner of distribution or publication; provided, however, that nothing in this Section shall prevent either party from discussing such transactions with those persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions.

7.10

Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforce ability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

7.11

Remedies Cumulative.   Unless otherwise specified, the remedies provided in this, Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

DIGITALTOWN – MINES + MACHINE GROUP STOCK PURCHASE AGREEMENT - 8

7.12

Entire Understanding.  This Agreement sets forth the entire agreement and understanding of the Parties hereto and supersede any and all prior agreements, arrangements and understandings among the Parties.

7.13

Applicable Law; Resolution of Disputes; Venue.

(a)

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Washington without giving effect to the principles of conflicts of law thereof.

(b)

JURISDICTION AND VENUE; WAIVER OF JURY TRIAL.  This Agreement is subject to the exclusive jurisdiction of the courts of the County of King, State of Washington and of the United States of America, without reference to conflict of law principles.  THE PARTIES HEREBY (I) AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (II) WAIVE ANY RIGHT TO TRIAL BY JURY TO THE FULLEST EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY AND KNOWINGLY AND VOLUNTARILY GIVEN, BY EACH OF THE PARTIES HERETO.

(c)

In the event that litigation is required to enforce any of the obligations hereunder, the prevailing party shall be entitled to its attorney fees and costs, including pre-trial and appellate costs, from the non-prevailing party (for any litigation, arbitration or mediation, whether a lawsuit is filed or not).

(Signature Page Follows)

DIGITALTOWN – MINES + MACHINE GROUP STOCK PURCHASE AGREEMENT - 9

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

SELLER DIGITALTOWN, INC.: By: ___/s/ Robert Monster___________ Name: Robert Monster Its: CEO	PURCHASER: MINDS + MACHINES GROUP LTD.: By:___/s/ Michael Salazar_______________ Name: Michael Salazar Title: COO
ROBERT MONSTER Personally, and on behalf of his heirs, successors and assigns. _____/s/ Robert Monster___________

DIGITALTOWN – MINES + MACHINE GROUP STOCK PURCHASE AGREEMENT - 10